UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

MATERION CORPORATION

(Exact name of registrant as specified in charter)

Ohio 001-15885 34-1919973

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6070 Parkland Blvd., Mayfield Hts., Ohio 44124

(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value MTRN New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2025, N. Mohan Reddy provided notice to Materion Corporation (the “Company”) that he will retire from the Board of Directors (the “Board”) of the Company at the 2026 annual meeting of shareholders. The Company is extremely grateful for Dr. Reddy’s more than 25 years of service and guidance provided to the Board.
Also on December 9, 2025, the Board increased the size of the Board to ten members and appointed Thomas T. Edman as a new director to fill the resulting vacancy, effective as of January 21, 2026. Mr. Edman will serve on the Audit and Risk Committee and Nominating, Governance and Corporate Responsibility Committee of the Board.
As a non-employee director, Mr. Edman will receive compensation in the same manner as the Company’s other non-employee directors, which compensation was previously disclosed in the Company’s Proxy Statement for its 2025 Annual Meeting of Shareholders (the “2025 Proxy Statement”) filed with the Securities and Exchange Commission on March 27, 2025, except that the annual restricted stock unit award has been increased to $145,000 and the equity award in the amount of $100,000 that was previously payable when a director is first elected or appointed to has the Board been eliminated. In addition to the compensation for service as a non-employee director, Mr. Edman will receive the applicable annual retainer fee for service on the Audit Committee and Risk and Nominating, Governance and Corporate Responsibility Committee of the Board, as disclosed in the 2025 Proxy Statement.
The Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Edman. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors that was filed as Exhibit 10b to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
Mr. Edman held the position of Chief Executive Officer from 2014 and President from 2013 of TTM Technologies Inc. until September 2025 and has been a member of its Board of Directors since 2004. From early 2011 to December 2012, Mr. Edman served as Group Vice President and General Manager of the AKT Display Business Group, which is a division of Applied Materials Inc., a publicly held provider of nanomanufacturing technology solutions. From 2006 to 2011, Mr. Edman served as Corporate Vice President of Corporate Business Development of Applied Materials, Inc. Prior to that, Mr. Edman served as President and Chief Executive Officer of Applied Films Corporation from May 1998 until Applied Materials, Inc., acquired Applied Films Corporation in July 2006. Mr. Edman has served as a member of the Board of Directors of Ultra Clean Holdings Inc. since 2015. Mr. Edman is currently the Chairman of the Global Electronics Association, a trade association for the electronics manufacturing industry. Mr. Edman holds a B.A. in East Asian Studies (Japan) from Yale University and an M.B.A. from The Wharton School at the University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

December 11, 2025	By:	/s/ Melissa A. Fashinpaur
Melissa A. Fashinpaur
Chief Accounting Officer